Exhibit 5.1

July 26, 2024

Targa Resources Corp.

811 Louisiana St., Suite 2100

Houston, TX 77002

Re:	Post-Effective Amendment No. 3 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Targa Resources Corp., a Delaware corporation (the “Company”), and certain of its subsidiaries with respect to certain legal matters in connection with the preparation and filing by the Company of that certain Post-Effective Amendment No. 3, filed on or about the date hereof (“Amendment No. 3”), to that certain registration statement on Form S-3 (the “Original Registration Statement”), filed on March 21, 2022 (File No. 333-263730), as amended by that certain Post-Effective Amendment No. 1 to the Original Registration Statement, filed on June 22, 2022 (“Amendment No. 1”) and that certain Post-Effective Amendment No. 2 to the Original Registration Statement, filed on November 6, 2023 (“Amendment No. 2” and, collectively with the Original Registration Statement, Amendment No. 1 and Amendment No. 3, the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time (the “Offering”) of an indeterminate aggregate amount of full and unconditional guarantees (the “Guarantees”) of certain of the Company’s debt securities, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities” and, together with the Guarantees, the “Securities”), by the additional Company subsidiaries being added as co-registrants under the Registration Statement pursuant to Amendment No. 3 (the “New Guarantors”).

We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

We are rendering this opinion as of the time Amendment No. 3 becomes effective, which became automatically effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, dated December 10, 2010, as amended by the Certificate of Designations thereto, dated March 16, 2016, as further amended by the

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

July 26, 2024 Page 2

Certificate of Amendment thereto, dated as of May 25, 2021 (collectively, the “Certificate”); (ii) the Third Amended and Restated Bylaws of the Company, dated December 12, 2023 (the “Bylaws”); (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering; (iv) the organizational documents of the New Guarantors; (v) the Registration Statement, including the Prospectus and Amendment No. 3; (vi) the Indenture, dated as of April 6, 2022, among the Company, as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (as amended or supplemented from time to time, the “Indenture”), listed as an exhibit to the Registration Statement; and (viii) such other documents as we have deemed necessary or appropriate for purposes of this opinion. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including Amendment No. 1, Amendment No. 2, Amendment No. 3, and other additional post-effective amendments) will be effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement(s); (vi) the Indenture, and any supplemental indenture relating to a particular series of Debt Securities and the related Guarantees, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indenture, and any supplemental indenture relating to a particular series of Debt Securities and the related Guarantees, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; and (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that: (i) when the board of directors (the “Board”) of the Company (or a committee thereof) and the sole member, manager, officer or board of directors of each of the New Guarantors, respectively, have taken all necessary corporate action to approve the issuance and terms of any such Debt Securities and the related Guarantees; (ii) when the terms of such

July 26, 2024 Page 3

Debt Securities and the related Guarantees, and of their issuance and sale, have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under, or breach of, the Certificate and Bylaws or other organizational documents of the Company or the New Guarantors, respectively, or any agreement or instrument binding upon the Company or the New Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or the New Guarantors, respectively; and (iii) when such Debt Securities and the related Guarantees have been duly authenticated and delivered in accordance with the Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities and the related Guarantees as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and the sole member, manager, officer or board of directors of each of the New Guarantors, respectively, such related Guarantees will be legally issued and will constitute valid and legally binding obligations of the New Guarantors, enforceable against the New Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

The opinions expressed herein are qualified in the following respects:

(1) We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; and

(2) The foregoing opinions are limited in all respects to the laws of the State of New York and the Delaware General Corporation Law and Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to Amendment No. 3. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission thereunder.

July 26, 2024 Page 4

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.